Exhibit 10.2

SUBSCRIPTION AGREEMENT

This Subscription Agreement is entered into and dated as of July 29, 2022 (this “Agreement”), by and among TherapeuticsMD, Inc., a Nevada corporation with offices located at 951 Yamato Road, Suite 220, Boca Raton, FL 33431 (the “Company”), and the Subscribers identified on the Schedule of Subscribers attached hereto (each, a “Subscriber” and, together, the “Subscribers”). Capitalized terms not defined below shall have the meaning as set forth in Section 1.1.

RECITALS

A. The Company and each Subscriber is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the 1933 Act.

B. The Company is a borrower under that certain Financing Agreement, dated as of April 24, 2019, by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and Sixth Street Specialty Lending, Inc. (f/k/a TPG Specialty Lending, Inc.), as administrative agent for the lenders thereunder (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”).

C. To induce the Subscribers (or Affiliates thereof) to further amend the Financing Agreement, the Company wishes to issue, upon the terms and conditions stated in this Agreement, a warrant to acquire up to that aggregate number of shares of Common Stock set forth opposite such Subscriber’s name in column (3) on the Schedule of Subscribers, in the form attached hereto as Exhibit A (the “Warrants”) (as exercised, collectively, the “Warrant Shares”), subject to adjustment for any stock split, stock dividend, stock combination, reclassification or similar transaction.

D. The Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Subscriber, severally and not jointly, agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Affiliate” shall have the meaning ascribed to such term in Rule 405 of the 1933 Act.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York, New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York, New York generally are open for use by customers on such day.

“Common Stock” means (a) the Company’s shares of common stock, par value $0.001 per share, and (b) any share capital into which such common stock shall have been changed or any share capital resulting from a reclassification, reorganization or recapitalization of such common stock.

“Designee” means Sixth Street Specialty Lending, Inc.

“Eligible Market” means the Principal Market, the NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market or The New York Stock Exchange, Inc.

“Governmental Authority” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, commissioner, bureau, tribunal, instrumentality, official, ministry, fund, foundation, center, organization, board, unit, body or Person and any court or other tribunal); or (d) regulatory or self-regulatory organization (including the Principal Market or other applicable Eligible Market).

“Lien” means any mortgage, deed of trust, lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Market” means The Nasdaq Stock Market LLC.

“Proceeding” means an action, claim, suit, inquiry, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the Company’s knowledge, threatened in writing.

“Required Holders” means the holders of Warrants representing at least a majority of the number of shares of Common Stock issuable upon exercise of the Warrants then outstanding and shall include the Designee so long as the Designee or any of its Affiliates holds any Warrants.

“SEC Reports” shall mean all reports, schedules, forms, applications and other documents, together with any amendments required to be made with respect thereto, required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such materials).

“Subsidiary” has the meaning as set forth in the Financing Agreement.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

“Transaction Documents” means this Agreement, the Warrants and any other documents, certificates, letters of instruction, or agreements executed or delivered in connection with the transactions contemplated hereby, but shall not include the Loan Documents (as defined in the Financing Agreement).

ARTICLE II.

PURCHASE AND SALE

2.1 Purchase and Sale of the Securities. Subject to the terms and conditions of this Agreement, each Subscriber agrees, severally and not jointly, to purchase from the Company, and the Company agrees to sell and issue to each Subscriber, at the Closing, such Warrants to acquire up to that aggregate number of Warrant Shares as is set forth opposite such Subscriber’s name in column (3) on the Schedule of Subscribers.

2.2 Closing. The issuance of the Warrants pursuant to the terms of this Agreement (the “Closing”) shall take place remotely by electronic transfer of Closing documentation at 10:00 a.m. (New York City time) on the date hereof (the “Closing Date”).

2.3 Form of Payment. On the Closing Date, the Company shall deliver to each Subscriber a Warrant pursuant to which such Subscriber shall have the right to acquire up to such aggregate number of Warrant Shares as is set forth opposite such Subscriber’s name in column (3) of the Schedule of Subscribers, duly executed on behalf of the Company and registered in the name of such Subscriber or its designee.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be made as of such date) to each of the Subscribers, except as set forth in the Schedules delivered herewith:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its respective obligations hereunder and thereunder. Other than the Required Approvals (as defined in Section 3.1(c)), the execution and delivery by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, or its board of directors or stockholders. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company, and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(b) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Warrants and the Warrant Shares and the reservation for issuance of the Warrant Shares) do not and will not (i) conflict with or violate any provision of the Company’s or any of its Subsidiaries’ certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or a Company Subsidiary’s debt or otherwise) or other understanding to which the Company any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which the Company or a Company Subsidiary is subject (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market), or by which any property or asset of the Company or a Company Subsidiary is bound or affected; except in the case of clause (ii) or (iii) above, as would not, reasonably be expected to, (i) have or result in a material adverse effect on the legality, validity, binding effect or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the business operations, properties, assets, condition (financial or otherwise) or liabilities of the Company and its Subsidiaries, taken as a whole, or (iii) have or result in a material adverse effect on the Company’s authority or ability to perform fully on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c) Filings, Consents and Approvals. Neither the Company nor any Company Subsidiary is required to obtain any consent, waiver, authorization, permit or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing by the Company of a Notice of Sale of Securities on Form D with the Commission under Regulation D and state and applicable Blue Sky filings, (ii) the filing of any requisite notices and/or applications(s) to the Principal Market for the issuance and sale of the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants and the listing of the Warrant Shares for trading thereon, and (iii) the filing of a Current Report on Form 8-K, or the disclosure required thereby in another filing, with the Commission (collectively, but excluding the foregoing clauses (i) through (iii), the “Required Approvals”). All Required Approvals have been obtained or effected on or prior to the Closing Date, and neither the Company nor any Company Subsidiary are aware of any facts or circumstances which might prevent the Company or any Company Subsidiary from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of any material requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably be expected to result in the delisting or suspension of the Common Stock in the foreseeable future.

(d) Issuance of the Securities. The issuance of the Warrants is duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, the Warrants will be validly issued free from all preemptive or similar rights, taxes, Liens (other than Liens under the 1933 Act and applicable Blue Sky laws) and charges with respect to the issue thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 100% of the maximum number of Warrant Shares issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein). Upon exercise in accordance with the Warrants, the Warrant Shares when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, Liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock (as set forth in the applicable charter documents). Subject to the accuracy of the representations and warranties of the Subscribers in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(e) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company has been set forth in the SEC Reports and has changed since the date set forth in the most recent applicable SEC Report only to reflect exercises of stock options and other convertible securities that have not been required to be reported by the Company under the 1934 Act. Without limiting the foregoing, as of the date hereof, immediately prior to the issuance of the Warrants, the authorized capital stock of the Company consists of (i) 12,000,000 shares of Common Stock, of which 8,859,892 shares are issued and outstanding, 205,600 shares are reserved for issuance pursuant to issued and outstanding options, 101,044 shares are reserved for issuance pursuant to issued and outstanding warrants, 412,872 shares are reserved for issuance pursuant to securities (other than the aforementioned options) exercisable or exchangeable for, or convertible into, shares of Common Stock, 254,657 shares are reserved for issuance under the Company’s 2019 Stock Incentive Plan, and 96,010 shares are reserved for issuance under the Company’s 2020 Employee Stock Purchase Plan; and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are outstanding. Other than as stated in the immediately preceding sentence, the Company does not have any outstanding securities that are exercisable or exchangeable for, or convertible into, shares of Common Stock. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. The Company does not have any stock appreciation rights or “phantom stock” or similar plans or agreements currently outstanding except as disclosed above.

(f) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Subscribers to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement as a result of an agreement entered into by the Company.

(g) Private Placement; No Integrated Offering; No General Solicitation; No Disqualification Events. Assuming in part the accuracy of each Subscriber’s representations and warranties set forth in Section 3.2(c)-(g), (i) no registration under the 1933 Act is required for the offer and sale of the Securities by the Company to the Subscribers under the Transaction Documents, and (ii) the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market. Assuming in part the accuracy of the Subscribers’ representations and warranties set forth in Section 3.2, neither the Company, the Company Subsidiaries, any of their respective Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. Neither the Company, the Company Subsidiaries nor their Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale, nor any other Person covered by Rule 506(d) (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is or has been subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has determined that no Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Subscribers a copy of any disclosures provided thereunder. No Person has been or will be paid (directly or indirectly) remuneration for solicitation of Subscribers or potential purchasers in connection with the sale of any Regulation D Securities.

(h) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement, or similar arrangement or plan) or other similar anti-takeover provision under the Company’s articles of incorporation and bylaws, each as amended, that is or could become applicable to the Subscribers as a result of the Subscribers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Subscribers’ ownership of the Securities. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement now in effect relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any Company Subsidiary.

(i) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Subscriber hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(j) Investment Company Status. Neither the Company nor any Company Subsidiary is, and upon consummation of the sale of the Securities, will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(k) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Subscriber’s request.

(l) Loan Documents. The Company hereby acknowledges and agrees that each of the Transaction Documents constitutes a “Loan Document” under the Financing Agreement, including for purposes of determining an Event of Default under the Financing Agreement.

3.2 Representations and Warranties of the Subscribers. Each Subscriber hereby, as to itself only and for no other Subscriber, represents and warrants as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be made as of such date) to the Company as follows:

(a) Organization; Authority. Such Subscriber is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Subscriber of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of such Subscriber. Each of the Transaction Documents to which such Subscriber is a party has been duly executed by such Subscriber and, when delivered by such Subscriber in accordance with terms hereof, will constitute the valid and legally binding obligation of such Subscriber, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b) No Conflicts. The execution, delivery and performance of the Transaction Documents by such Subscriber and the consummation by such Subscriber of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of such Subscriber’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Subscriber is a party or by which any property or asset of such Subscriber is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which such Subscriber is subject (including, without limitation, foreign, federal and state securities laws and regulations); except in the case of clause (ii) or (iii) above, as would not, reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Subscriber to perform its obligations thereunder.

(c) Investment Intent. Such Subscriber is acquiring the Securities as principal for its own account for investment purposes and not with a view to distributing or reselling such Securities or any part thereof in violation of applicable securities laws, without prejudice, however, to such Subscriber’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Subscriber to hold the Securities for any period of time. Notwithstanding the foregoing, such Subscriber understands that the Securities have not been registered under the 1933 Act, and therefore the Securities may not be sold, assigned or transferred unless pursuant to (i) an effective registration statement under the 1933 Act with respect thereto or (ii) an available exemption from the registration requirements of the 1933 Act. Such Subscriber has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”) as in effect from time to time, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

(d) Subscriber Status. At the time such Subscriber was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the Warrants it will be, an “accredited investor” as defined in Rule 501(a) under the 1933 Act.

(e) Experience of such Subscriber. Such Subscriber, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Subscriber is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) General Solicitation. Such Subscriber is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Subscriber’s knowledge, any other general solicitation or general advertisement.

(g) Access to Data. Such Subscriber has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities. Such Subscriber acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. In deciding to enter into this Agreement and the transactions contemplated hereby, such Subscriber has not relied upon any representations and warranties other than the express representations and warranties contained in the Loan Documents. The foregoing, however, does not limit or modify the representations and warranties made by the Company in this Agreement or any other provision in this Agreement or the right of the Subscribers to rely thereon. Such Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(h) Transfer or Resale. Such Subscriber understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Subscriber shall have delivered to the Company (if requested by the Company) an opinion of counsel to such Subscriber, reasonably satisfactory to the Company as to such counsel and to the form of opinion, to the effect that such Securities may be sold, assigned or transferred without registration under the applicable requirements of the 1933 Act; provided, however, that Proskauer Rose LLP shall be deemed reasonably satisfactory to the Company; provided, further, that no such opinion shall be required to sell, assign or otherwise transfer all or any portion of such Securities to an Affiliate of the holder of the Securities, or (C) such Subscriber provides the Company with assurance reasonably satisfactory to the Company that such Securities can be sold, assigned or transferred pursuant to Rule 144 or to an accredited investor in a private transaction exempt from the registration requirements of the 1933 Act; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(i) Reliance on Exemptions. Such Subscriber understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Subscriber’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire the Securities.

(j) No Governmental Review. Such Subscriber understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(k) Legends. Such Subscriber understands that the certificates or other instruments representing the Warrants and the stock certificates representing the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A FORM REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Securities are registered for resale under the 1933 Act and the holder has delivered to the Company a representation that such Securities have been sold pursuant to such registration statement, or (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, reasonably satisfactory to the Company as to such counsel and to the form of opinion, to the effect that such sale, assignment or transfer of the Securities may be made (or was made, as applicable under Rule 144) without registration under the applicable requirements of the 1933 Act; provided, however, that Proskauer Rose LLP shall be deemed reasonably satisfactory to the Company; provided, further, that no such opinion shall be required to sell, assign or otherwise transfer all or any portion of such Securities to an Affiliate of the holder of the Securities. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

The Company acknowledges and agrees that no Subscriber makes or has made any representations or warranties with respect to the transactions contemplated hereby or by any other Transaction Document other than those specifically set forth in Section 3.2.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Register; Pledge.

(a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for each series of the Warrants in which the Company shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each permitted transferee) the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours upon reasonable notice for inspection of any Subscriber or its legal representatives.

(b) The Company acknowledges and agrees that a Subscriber may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement secured by the Securities and, if required under the terms of such agreement, such Subscriber may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Subscriber’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

4.2 Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Subscribers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the Principal Market.

4.3 Reservation and Listing of Securities. So long as any Subscriber owns any Warrants, the Company shall take all action necessary to at all times after the date hereof have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock issuable upon exercise of the Warrants then outstanding (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).

4.4 Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Subscribers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Subscribers on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Subscribers.

4.5 Indemnification. In consideration of each Subscriber’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Subscriber and each other holder of the Warrants and all of their shareholders, partners, members, officers, directors, employees and investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents, or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, or (ii) the status of such Subscriber as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. For the avoidance of doubt, clauses (a) and (b) of the preceding sentence are intended to apply, and shall apply, to direct claims asserted by any Subscriber against the Company as well as any third party claims asserted by an Indemnitee (other than a Subscriber) against the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN ANY TRANSACTION DOCUMENT, THE COMPANY SHALL HAVE NO OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO (I) ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL ORDER SUBJECT TO NO FURTHER APPEAL, OF THAT INDEMNITEE OR ANY OF ITS AFFILIATES OR (II) ANY SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES RELATING TO ANY TRANSACTION DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE).

4.6 Waiver of Adjustment to Existing Warrants. The Subscribers hereby waive, solely in respect of the issuance of Warrants contemplated by this Agreement, their respective rights to adjustment of the “Exercise Price” or “Warrant Shares” under Section 3 of each Warrant to Purchase Common Stock issued on August 5, 2020 (as amended on November 8, 2020, and as further amended on January 13, 2021).

ARTICLE V.

CLOSING DELIVERABLES

5.1 Closing Deliverables of the Company. At the Closing, the Company shall deliver to the Subscribers the following:

(a) Representations and Warranties; Certificates. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Subscriber shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Subscriber, in the form attached hereto as Exhibit B. In addition, such Subscriber shall have received a certificate, executed by the Secretary or other applicable officer of the Company, dated as of the Closing Date, as to the resolutions consistent with Section 3.1(a) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Subscriber and the incumbency and specimen signature of each officer of the Company who may sign this Agreement and the other Transaction Documents, in the form attached hereto as Exhibit C.

(b) Transaction Documents. The Company shall have duly executed and delivered to such Subscriber (i) each of the Transaction Documents to which it is a party and (ii) Warrants for such aggregate number of shares of Common Stock as is set forth across from such Subscriber’s name in column (3) of the Schedule of Subscribers.

ARTICLE VI.

MISCELLANEOUS

6.1 Fees and Expenses. The Company shall reimburse the Designee or its designee(s) (in addition to any other expense amounts paid to any Subscriber prior to the date of this Agreement) for all reasonable and documented actual costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable and documented legal fees and disbursements in connection therewith and documentation and implementation of the transactions contemplated by the Transaction Documents) on or prior to the Closing, which amount shall be paid by the Company at the Closing. The Company shall pay, and hold each Subscriber harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for any Persons engaged by any Subscriber) relating to or arising out of the transactions contemplated hereby as a result of an agreement entered into by the Company. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Subscribers.

6.2 Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Subscribers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders, and any amendment to this Agreement made in conformity with the provisions of this Section 6.2 shall be binding on all Subscribers and holders of Warrants. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of Warrants then outstanding. The Company has not, directly or indirectly, made any agreements with any Subscribers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement and the Financing Agreement, no Subscriber has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents or holders of the Warrants, as the case may be.

6.3 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon delivery, when delivered personally; (b) upon confirmation of delivery, when sent by electronic mail; or (c) upon delivery or refusal of delivery when sent via a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

If to the Company:	TherapeuticsMD, Inc. 951 Yamato Road, Suite 220 Boca Raton, FL 33431 Attention: General Counsel

With a copy (for information purposes only) to:	DLA Piper LLP (US) 200 South Biscayne Boulevard Suite 2500 Miami, FL 33131 Attention: Joshua M. Samek, Esq.

If to a Subscriber:	To its address set forth on the Schedule of Subscribers, with copies to such Subscriber’s representatives as set forth on the Schedule of Subscribers.

With a copy (for information purposes only) to:	Proskauer Rose LLP Eleven Times Square New York, NY 10036 Attention: Frederic L. Ragucci, Esq. and Michael E. Ellis, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such Person by two (2) Business Days’ prior notice to the other party in accordance with this Section 6.3. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, or (ii) provided by a courier or overnight courier service shall be rebuttable evidence of personal service or receipt from a nationally recognized overnight delivery service in accordance with clause (a) or (c) above, respectively.

6.4 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

6.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Subscribers, except in connection with a Fundamental Transaction (as defined in the Warrant). Any Subscriber may assign its rights under this Agreement to any Person to whom such Subscriber assigns or transfers any Warrants, provided such transferee (i) agrees in writing in favor of the

Company to be bound, with respect to the transferred Warrants, by the provisions hereof and of the applicable Transaction Documents that apply to the “Subscribers” and (ii) is not a Disqualified Institution (as defined in the Financing Agreement). Notwithstanding anything to the contrary herein, Securities may be pledged to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

6.6 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee is an intended third party beneficiary of Section 4.5 and may enforce the provisions of such Sections directly against the parties with obligations thereunder.

6.7 Governing Law; Venue; Waiver of Jury Trial. This Agreement and the Warrants shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement and the Warrants shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York (except for matters governed by corporate law in the State of Nevada). The Company, each Subscriber and each holder of a Warrant, by acceptance thereof, agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Warrant (whether brought against any such party or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. The Company, each Subscriber and each holder of a Warrant, by acceptance thereof, hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement or a Warrant) and hereby irrevocably waives and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. THE COMPANY, EACH SUBSCRIBER AND EACH HOLDER OF A WARRANT, BY ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, A WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

6.8 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and/or exercise of the Warrants, as applicable.

6.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) filed of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature page were an original thereof.

6.10 Severability. If any provision of a Transaction Document is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid, or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of the Transaction Document so long as the Transaction Document as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof or thereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid, or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

6.11 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Subscriber exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Subscriber may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Company, each Subscriber and each holder of a Warrant, by acceptance thereof, will be entitled to specific performance under the Transaction Documents. Any Person having any rights under any provision of any Transaction Document shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of the Transaction Document and to exercise all other rights granted by law. Furthermore, the Company, each Subscriber and each holder of a Warrant, by acceptance thereof, recognize that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the other parties. Each of such parties therefore agrees that the other parties shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of showing economic loss and without any bond or other security being required.

6.13 Payment Set Aside. To the extent that the Company makes a payment or payments to any Subscriber hereunder or pursuant to any of the other Transaction Documents or any Subscriber enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or any Company Subsidiary by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.14 Further Assurances. The Company, each Subscriber and each holder of a Warrant, by acceptance thereof, shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.15 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

THERAPEUTICSMD, INC.

By:	/s/ Marlan Walker
Name: Marlan Walker
Title: General Counsel and Secretary

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SIXTH STREET SPECIALTY LENDING, INC.

By:	/s/ Joshua Easterly
Name: Joshua Easterly
Title: Chief Executive Officer

TOP IV TALENTS, LLC

By:	/s/ Joshua Peck
Name: Joshua Peck
Title: Vice President

TAO TALENTS, LLC

By:	/s/ Joshua Peck
Name: Joshua Peck
Title: Vice President

[Signature Page to Subscription Agreement]

SCHEDULE OF SUBSCRIBERS

(1) Subscriber	(2) Address and Facsimile Number	(3) Number of Warrant Shares	(4) Legal Representative’s Address and Facsimile Number

Sixth Street Specialty Lending, Inc.	2100 McKinney Ave, Suite 1500 Dallas Texas 75201 Attn: Joshua Peck; Sixth Street Legal	27,750	Proskauer Rose LLP Eleven Times Square New York, New York 10036 Attention: Frederic L. Ragucci and Michael E. Ellis

TOP IV Talents, LLC	2100 McKinney Ave, Suite 1500 Dallas Texas 75201 Attn: Joshua Peck; Sixth Street Legal	46,250	Proskauer Rose LLP Eleven Times Square New York, New York 10036 Attention: Frederic L. Ragucci and Michael E. Ellis

TAO Talents, LLC	2100 McKinney Ave, Suite 1500 Dallas Texas 75201 Attn: Joshua Peck; Sixth Street Legal	111,000	Proskauer Rose LLP Eleven Times Square New York, New York 10036 Attention: Frederic L. Ragucci and Michael E. Ellis

EXHIBIT A

Warrants

(See attached)

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A FORM REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THIS WARRANT IS ONE OF THE WARRANTS TO PURCHASE COMMON STOCK ISSUED PURSUANT TO THAT CERTAIN SUBSCRIPTION AGREEMENT, DATED AS OF JULY 29, 2022, BY AND AMONG THE COMPANY AND THE INVESTORS REFERRED TO THEREIN. ANY HOLDER OF THIS WARRANT TAKES SUCH WARRANT SUBJECT TO THE TERMS AND CONDITIONS OF SUCH SUBSCRIPTION AGREEMENT AND, BY ITS ACCEPTANCE HEREOF, AGREES TO ABIDE BY THE TERMS AND CONDITIONS THEREOF NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN.

THERAPEUTICSMD, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: [•]

Number of Shares of Common Stock: [•]

Date of Issuance: July 29, 2022 (“Issuance Date”)

TherapeuticsMD, Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [LENDER DESIGNEE], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below), one hundred and eighty-five thousand (185,000) fully paid nonassessable shares of Common Stock, subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to purchase Common Stock (the “Lender Warrants”) issued pursuant to Section 2.1 of that certain Subscription Agreement, dated as of July 29, 2022 (the “Subscription Date”), by and among the Company and the investors (the “Subscribers”) referred to therein (the “Subscription Agreement”). Capitalized terms used herein and not otherwise defined shall have the definitions ascribed to such terms in the Subscription Agreement.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(e)), this Warrant may be exercised by the Holder at any time or times on or after the Issuance Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds to an account designated in writing by the Company or (B) by notifying the Company in writing that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(c)). No ink-original Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice be required, provided that the Company shall have no liability to the Holder for honoring a non-medallion guaranteed Exercise Notice that the Company reasonably believes to be genuine. The registered Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice

1

with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Trading Day following the Trading Day on which the Holder has delivered an Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) to the Company (for purposes of this Warrant, if an Exercise Notice is delivered to the Company on a day that is not a Trading Day, such Exercise Notice shall be deemed to have been delivered on the first Trading Day following the day of actual delivery), the Company shall transmit by electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder. On or before the earlier of (i) the second (2nd) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case, following the date on which the Holder has delivered the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) to the Company (a “Share Delivery Date”), the Company shall (X) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and (A) the Warrant Shares are subject to an effective resale registration statement in favor of the Holder and the Holder has delivered to the Company a representation that such Warrant Shares have been sold pursuant to such registration statement or (B) if exercised via Cashless Exercise, at a time when Rule 144 would be available for immediate resale of the Warrant Shares by the Holder, and the Holder has delivered to the Company a representation that such Warrant Shares have been sold pursuant to Rule 144, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if (A) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or (B) the Warrant Shares are not subject to an effective resale registration statement in favor of the Holder or the Holder has not delivered to the Company a representation that such Warrant Shares have been sold pursuant to such registration statement and, if exercised via Cashless Exercise, at a time when Rule 144 would not be available for immediate resale of the Warrant Shares by the Holder or the Holder has not delivered to the Company a representation that such Warrant Shares have been sold pursuant to such registration statement, (i) issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee and bearing such restrictive legends as the Company deems necessary, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise, or (ii) issue and dispatch by electronic mail to the address as specified in the Exercise Notice, evidence of book entry, registered in the Company’s share register in the name of the Holder or its designee and bearing such restrictive legends as the Company deems necessary, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any, including without limitation for same day processing. Upon delivery of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates or book entry evidence evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than five (5) Trading Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 6(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.01, subject to adjustment as provided herein.

(c) Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

2

For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised.

B=

as applicable: (i) the Weighted Average Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder indicated in the Exercise Notice, either (x) the Weighted Average Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice, or (y) the Weighted Average Price of the Common Stock on the Trading Day of the applicable Exercise Notice if such Exercise Notice is executed and delivered during “regular trading hours” on a Trading Day pursuant to Section 1(a) hereof, or (iii) the Weighted Average Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the date hereof, the Company hereby acknowledges and agrees that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was last acquired by such Holder prior to such Cashless Exercise. The Company agrees not to take any position contrary to this Section 1(c).

(d) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 11.

(e) Beneficial Ownership Limitations on Exercises. Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the other Lender Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(e). For purposes of this Section 1(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the

3

number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(e), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any Exercise Price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. The number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the Exercise Price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Lender Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(e) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(e) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.

(a) Adjustment Upon Subdivision or Combination of Shares of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Adjustment to Exercise Price and Number of Warrant Shares for Subsequent Issuances. In order to prevent dilution of the purchase rights granted under this Warrant, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2(b) (in each case, after taking into consideration any prior adjustments pursuant to this Section 2(b) or otherwise), with any such adjustment automatically becoming effective without further action of any person required; provided, that there shall be no adjustment to the number of Warrant Shares acquirable upon exercise of the Warrant, as provided in this Section 2(b) (an “Adjustment”), unless and until such Adjustment, together with any previous Adjustments to the number of Warrant Shares so acquirable which would otherwise have resulted in an Adjustment were it not for this proviso, would require an increase or decrease of at least 5% of the total number of Warrant Shares so acquirable at the time of such Adjustment, in which event such Adjustment and all such previous Adjustments shall immediately occur.

4

(i) Definitions. For purposes of this Section 2(b), the following terms shall have the following meanings:

“Excluded Issuances” means any issuance or sale (or deemed issuance or sale in accordance with Section 2(b)(iv)) by the Company after the Adjustment Date of: (a) shares of Common Stock issued upon the exercise of the Warrants; (b) shares of Common Stock issued upon the conversion or exercise of options or convertible securities issued prior to the Adjustment Date, provided that such securities are not amended after the Adjustment Date to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof; or (c) shares of Common Stock under the Company’s 2019 Stock Incentive Plan or the Company’s 2020 Employee Stock Purchase Plan.

“Independent Financial Expert” shall mean a nationally recognized accounting, investment banking or consultant firm, which firm does not have a material financial interest or other material economic relationship with either the Company or any of its Affiliates or the Holder or any of its Affiliates that is, in the good faith judgment of the Company’s board of directors (the “Board”), qualified to perform the task for which it has been engaged.

“Trading Day” shall mean a day on which trading in the shares of Common Stock (or other applicable security) generally occurs on the principal exchange or market on which the shares of Common Stock (or other applicable security) are then listed or traded; provided that if the shares of Common Stock (or other applicable security) are not so listed or traded, “Trading Day” means a Business Day.

“VWAP” shall mean, as of any date of determination, the average per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “TXMD<equity> AQR” (or its equivalent successor if such Bloomberg page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day reasonably determined, using a volume-weighted average method, by an Independent Financial Expert appointed (and compensated by the Company) for such purpose). The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

(ii) Adjustment for Common Stock Issuances. If the Company shall, at any time or from time to time after July 29, 2022 (the “Adjustment Date”), issue or sell, or is deemed to have issued or sold, any shares of Common Stock for consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) (“Adjustment Trigger Shares”), then immediately upon such issuance or sale (or deemed issuance or sale), the Exercise Price shall be reduced to the weighted average per share consideration received by the Company for all Adjustment Trigger Shares so issued or sold (or deemed issued or sold) from and after the Adjustment Date, as determined in good faith by the Board, and the number of Warrant Shares will be proportionately increased.

(iii) Exceptions to Adjustment Upon Issuance of Common Stock. Anything herein to the contrary notwithstanding, there shall be no adjustment to the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant with respect to any Excluded Issuance.

(iv) Adjustment for Certain Events. For purposes of determining the adjusted Exercise Price and number of Warrant Shares under Section 1(a) hereof, the following shall be applicable:

(A) Issuance of Options. If the Company shall, at any time or from time to time after the Adjustment Date, grant or sell any options, whether or not such options or the right to convert or exchange any convertible securities issuable upon the exercise of such options are immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 2(b)(iv)(C)) for which Common Stock is issuable upon the exercise

5

of such options or upon the conversion or exchange of convertible securities issuable upon the exercise of such options is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such options, then the total maximum number of shares of Common Stock issuable upon the exercise of such options or upon conversion or exchange of the total maximum amount of convertible securities issuable upon the exercise of such options shall be deemed to have been issued as of the date of granting or sale of such options at a price per share equal to the quotient obtained by dividing of (a) the total amount, if any, received or receivable by the Company as consideration for the granting, sale, or exercise of all such options (which sum shall constitute the applicable consideration received for purposes of Section 1(a)), by (b) the total maximum number of shares of Common Stock issuable upon the exercise of all such options or upon the conversion or exchange of all convertible securities issuable upon the exercise of all such options, and the number of Warrant Shares will be proportionately increased. No further adjustment of the Exercise Price or the number of Warrant Shares shall be made upon the actual issuance of Common Stock or of convertible securities upon exercise of such options or upon the actual issuance of Common Stock upon conversion or exchange of convertible securities issuable upon exercise of such options.

(B) Issuance of Convertible Securities. If the Company shall, at any time or from time to time after the Adjustment Date, grant or sell any convertible securities, whether or not the right to convert or exchange any such convertible securities is immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 2(b)(iv)(C)) for which Common Stock is issuable upon the conversion or exchange of such convertible securities is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such convertible securities, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of the total maximum amount of such convertible securities shall be deemed to have been issued as of the date of granting or sale of such convertible securities at a price per share equal to the quotient obtained by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting, sale, or exercise of such convertible securities (which sum shall constitute the applicable consideration received for purposes of Section 1(a)), by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such convertible securities, and the number of Warrant Shares will be proportionately increased. No further adjustment of the Exercise Price or the number of Warrant Shares shall be made upon the actual issuance of Common Stock upon conversion or exchange of such convertible securities or by reason of the issue or sale of convertible securities upon exercise of any options to purchase any such convertible securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of this Section 2(b)(iv).

(C) Calculation of Consideration Received. If the Company shall, at any time or from time to time after the Adjustment Date, issue or sell, or is deemed to have issued or sold, any shares of Common Stock, options or convertible securities: (A) for cash, the consideration received therefor shall be deemed to be the net amount received or receivable by the Company therefor; (B) for consideration other than cash, the amount of the consideration other than cash received or receivable by the Company shall be the fair market value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received or receivable by the Company shall be the market price (as reflected on any securities exchange, quotation system or association or similar pricing system covering such security) for such securities as of the end of business on the date of receipt of such securities; or (C) for no specifically allocated consideration in connection with an issuance or sale of other securities of the Company, together comprising one integrated transaction, the amount of the consideration therefor shall be deemed to be the fair market value of such portion of the aggregate consideration received or receivable by the Company in such transaction as is attributable to such shares of Common Stock, options or convertible securities, as the case may be, issued in such transaction. The net amount of any cash consideration and the fair market value of any consideration other than cash or marketable securities shall be determined in good faith by the Board.

6

(v) Certificate as to Adjustment.

(A) As promptly as reasonably practicable following any adjustment of the Exercise Price and/or the number of Warrant Shares, but in any event not later than 15 Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof. All calculations of Exercise Price under this Section 2(b) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(B) As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than 15 Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

3. FUNDAMENTAL TRANSACTIONS. In the event of a Fundamental Transaction, the Company shall make appropriate provision to ensure that (a) the purchaser (or its parent) shall assume this Warrant (with appropriate changes to the Exercise Price to take into account the value of the securities substituted for the Common Stock so as to preserve the intrinsic spread between the fair market value of any substituted securities and the Exercise Price), or (b) Holder will thereafter have the right to receive upon an exercise of this Warrant, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of this Warrant prior to such Fundamental Transaction, such securities, cash or other assets (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive on a per share basis upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant); provided, however, that following any Fundamental Transaction, this Warrant shall only be exercisable via Cashless Exercise. The provisions of this Section 3 shall apply similarly and equally to successive Fundamental Transactions.

4. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) shall, so long as any of the Lender Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Lender Warrants, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Lender Warrants then outstanding (without regard to any limitations on exercise).

5. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7

6. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Lender Warrants for fractional Warrant Shares shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6(a) or Section 6(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

7. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 6.3 of the Subscription Agreement. The Company will give written notice to the Holder (a) promptly following any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (b) at least ten (10) days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon the shares of Common Stock, (ii) with respect to any grants, issuances or sales of any options, convertible securities or rights to purchase stock, warrants, securities or other property, in each case pro rata to all record holders of Common Stock, or (iii) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

8. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders. Any amendment or waiver by the Company and the Required Holders shall be binding on the Holder of this Warrant and all holders of the Lender Warrants.

9. GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action

8

or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

10. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all of the Subscribers and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

11. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via electronic mail within three (3) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within three (3) Business Days submit via electronic mail (a) the disputed determination of the Exercise Price, together with the Company’s and Holder’s respective calculations, to an independent, reputable investment bank or financial services firm selected by the Holder and approved by the Company, such approval not to be unreasonably withheld, conditioned, or delayed, or (b) the disputed arithmetic calculation of the Warrant Shares, together with the Company’s and Holder’s respective calculations, to an independent, outside accountant, selected by the Holder and approved by the Company, such approval not to be unreasonably withheld, conditioned, or delayed. The Company shall cause the investment bank, financial services firm or accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s, financial services firm’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The costs of such investment bank, financial services firm or accountant shall be allocated by such firm between the Company and the Holder proportionally based on such firm’s determination or calculation and the Company’s and Holder’s respective calculations submitted to such firm.

12. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13. TRANSFER. This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company, except as may otherwise be required by Section 6.5 of the Subscription Agreement.

14. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability

9

of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

15. DISCLOSURE. Upon delivery by the Company to the Holder of any notice required to be given in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall contemporaneously with any such delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that any notice required to be delivered by the Company in accordance with the terms of this Warrant contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended.

(b) “Affiliate” shall have the meaning ascribed to such term in Rule 405 of the 1933 Act.

(c) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(d) “Bloomberg” means Bloomberg Financial Markets.

(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York, New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York, New York generally are open for use by customers on such day.

(f) “Common Stock” means (i) the Company’s shares of common stock, par value $0.001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification, reorganization or recapitalization of such Common Stock.

(g) “Designee” means Sixth Street Specialty Lending, Inc.

(h) “Eligible Market” means the Principal Market, the NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market or The New York Stock Exchange, Inc.

(i) “Expiration Date” means the date that is one hundred twenty (120) months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next day that is not a Holiday.

(j) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common

10

Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(k) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(l) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(m) “Principal Market” means The Nasdaq Stock Market LLC.

(n) “Required Holders” means the holders of the Lender Warrants representing at least a majority of the shares of Common Stock underlying the Lender Warrants then outstanding and shall include the Designee as long as the Designee or any of its Affiliates holds any Lender Warrants.

(o) “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the principal securities exchange or securities market on which the Common Stock is then traded as in effect on the date of delivery of the applicable Exercise Notice.

(p) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(q) “Subsidiary” has the meaning as set forth in the Subscription Agreement.

(r) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock on such day, then on the principal securities exchange or securities market on which the Common Stock is then traded.

11

(s) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

[Signature Page Follows]

12

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above in accordance with the terms of the Warrant.

THERAPEUTICSMD, INC.

By:
Name:
Title:

13

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

THERAPEUTICSMD, INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of TherapeuticsMD, Inc., a Nevada corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________ a “Cashless Exercise” with respect to _______________ Warrant Shares, resulting in a delivery obligation of the Company to the Holder of __________ shares of Common Stock representing the applicable Net Number.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant as follows, subject to Section 1(a) of the Warrant.

____________

Warrant Shares have been sold pursuant to an effective resale registration statement and should be credited to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system pursuant to the information that accompanies this notice; and/or

____________

Warrant Shares acquired via Cashless Exercise have been sold pursuant to Rule 144 and the Holder has delivered to the Company representations from the Holder and the Holder’s broker indicating such and such Warrant Shares should be credited to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system pursuant to the information that accompanies this notice; and/or

____________	Warrant Shares represented by a certificate or evidence of book entry should be sent to the Holder or its designee at the address below.

Date: _______ __, ________

Name of Registered Holder

By:
Name:
Title:

Address for certificate or evidence of book entry delivery (if applicable):

DTC Information (if applicable):

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Computershare Trust Company, N.A. to issue the above indicated number of shares of Common Stock.

THERAPEUTICSMD, INC.

By:
Name:
Title: